Exhibit 3.6



                                              dated as of March 8, 2001


Foothill Capital Corporation
2450 Colorado Avenue
Suite 3000 West
Santa Monica, California 90404

                         Re: AMENDMENT TO LOAN AGREEMENT

Ladies and Gentlemen:

     Reference hereby is made to that certain Loan and Security Agreement, dated as of February 23, 2001 (the "Loan Agreement"), between Peninsula Gaming Company, LLC, a Delaware limited liability company ("Borrower"), and Foothill Capital Corporation, a California corporation ("Lender"). Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to them in the Loan Agreement. Lender and Borrower hereby agree as follows:

     1. Amendment.

          a. Section 3.1(a) of the Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          "(a) the Closing Date shall occur on or before March 13, 2001;"

          b. Section 3.4 of the Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

     "3.4 Term. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Lender and shall continue in full force and effect for a term ending on March 12, 2005 (the "Maturity Date"). The foregoing notwithstanding, Lender shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default."

          c. Section 6.3 of the Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

     "6.3 Financial Statements, Reports, Certificates. Deliver to Lender:

          (a) as soon as available, but in any event within 30 days after the end of each month during each of Borrower's fiscal years (except in the case of a month that is the end of one of the first 3 fiscal quarters in a fiscal year or in the case of a month that is the end of the fiscal year), commencing April 2001,


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               (i)  a  company  prepared   consolidated  balance  sheet,  income
     statement,   and  statement  of  cash  flow  covering  Borrower's  and  its
     Subsidiaries' operations during such period,

               (ii) a certificate signed by the chief financial officer of Borrower to the effect that:

                    A. the financial  statements  delivered  hereunder have been prepared in accordance with GAAP (except for the lack of footnotes and being subject to year-end audit adjustments) and fairly present in all material respects the financial condition of Borrower and its Subsidiaries,

                    B. the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and

                    C. there does not exist any condition or event that constitutes a Default or Event of Default (or, to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto), and

               (iii) for each month that is the date on which a financial covenant in Section 7.20 is to be tested, a Compliance Certificate demonstrating, in reasonable detail, compliance at the end of such period with the applicable financial covenants contained in Section 7.20, and

          (b) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years,

               (i) financial statements of Borrower and its Subsidiaries for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Lender and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP (such audited financial statements to include a balance sheet, income statement, and statement of cash flow and, if prepared, such accountants' letter to management), and



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               (ii) a  certificate  of  such  accountants  addressed  to  Lender stating that such accountants do not have knowledge of the existence of any Default or Event of Default under Section 7.20,

          (c) as soon as available, but in any event within 30 days after the start of each of Borrower's fiscal years,

               (i) copies of Borrower's Projections, in form and substance (including as to scope and underlying assumptions) satisfactory to Lender, in its Permitted Discretion, for the forthcoming fiscal year, month by month, certified by the chief financial officer of Borrower as being such officer's good faith best estimate of the financial performance of Borrower during the period covered thereby,

          (d) if and when filed by Borrower,

               (i) Form 10-Q quarterly reports, Form 10-K annual reports, and Form 8-K current reports,

               (ii) any other filings made by Borrower with the SEC,

               (iii) copies of Borrower's federal income tax returns, and any amendments thereto, filed with the Internal Revenue Service, and

               (iv) any other information that is provided by Borrower to its shareholders generally,

          (e) if and when filed by Borrower and as requested by Lender, satisfactory evidence of payment of applicable excise taxes in each jurisdiction in which (i) Borrower conducts business or is required to pay any such excise tax, (ii) where Borrower's failure to pay any such applicable excise tax would result in a Lien on the properties or assets of Borrower, or (iii) where Borrower's failure to pay any such applicable excise tax reasonably could be expected to result in a Material Adverse Change,

          (f) as soon as Borrower has knowledge of any event or condition that constitutes a Default or an Event of Default, notice thereof and a statement of the curative action that Borrower proposes to take with respect thereto, and

          (g) upon the request of Lender, any other report reasonably requested relating to the financial condition of Borrower.

     In addition to the financial statements referred to above, Borrower agrees to deliver to Lender within 30 days after the end of each month, Borrower's calculation of its EBITDA and financial statements, as well as a Borrowing Base Certificate, prepared on both



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a consolidated  and  consolidating  basis for the immediately  preceding  month.
Borrower agrees that no Subsidiary of Borrower will have a fiscal year different from that of Borrower. Borrower agrees that its independent certified public accountants are authorized to communicate with Lender and to release to Lender
whatever  financial  information   concerning  Borrower  Lender  reasonably  may
request. Borrower waives the right to assert a confidential relationship, if any, it may have with any accounting firm or service bureau in connection with any information requested by Lender pursuant to or in accordance with this Agreement, and agrees that Lender may contact directly any such accounting firm or service bureau in order to obtain such information."



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     2. Effect on Loan Agreement.  The Loan Agreement,  as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. The execution, delivery, and performance of this letter agreement shall not operate as a waiver of or, except as expressly set forth herein, as an amendment, of any right, power, or remedy of Lender under the Loan Agreement.

     3. Miscellaneous.

          a. This letter agreement is a Loan Document.

          b. Upon the effectiveness of this letter agreement, each reference in the Loan Agreement and any other Loan Document to the "Loan Agreement" shall mean and refer to the Loan Agreement as amended by this letter agreement.

          c. Upon the effectiveness of this letter agreement, each reference in the Loan Agreement to "this Loan Agreement", "this Agreement", "herein", "hereunder", "hereof" or words of like import referring to the Loan Agreement shall mean and refer to the Loan Agreement as amended by this letter agreement.

          d. This letter agreement shall be construed under and governed by the laws of the State of California and may be executed in any number of counterparts and by different parties on separate counterparts. Each of such counterparts shall be deemed to be an original, and all of such counterparts, taken together, shall constitute but one and the same agreement. Delivery of an executed counterpart of this letter by telefacsimile shall be equally effective as delivery of a manually executed counterpart.




                                         Very truly yours,


                                         PENINSULA GAMING COMPANY, LLC,
                                         a Delaware limited liability company


                                         By:       /s/ M. Brent Stevens
                                         Title:






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Accepted and agreed to
as of the date first above written:

FOOTHILL CAPITAL CORPORATION
a California corporation


By:      /s/ Brian Duffy
Title:









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